Exhibit 10.30.2

Execution Copy

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made as of December 31, 2014, by and among loanDepot.com, LLC, a Delaware limited liability company (the “Company”), U.S. Bank National Association, as the paying agent (the “Paying Agent”) and the securities intermediary, and the persons and entities named on the Schedule of Lenders attached hereto as Schedule A, as such Schedule of Lenders may be updated from time to time in accordance with the terms hereof (individually, a “Lender” and collectively, the “Lenders”), and this Amendment constitutes an amendment to the Credit Agreement (as the same has heretofore been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of October 18, 2013 by and among the Company, the Paying Agent and the and the persons and entities named on the Schedule of Lenders attached thereto as Schedule A. Certain capitalized and other terms used in this Agreement are defined in Schedule B to the Credit Agreement.

WHEREAS, the Company, the Paying Agent and the Lenders previously entered into Amendment No. 1 to the Credit Agreement, dated as of June 13, 2014, and such parties now wish to amend the Credit Agreement further.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Financing Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Credit Agreement, effective as of November 1, 2014 (the “Amendment Effective Date”) as follows:

1. Defined Terms. The defined terms contained in Schedule B to the Credit Agreement shall be amended as set forth below.

(a) Advance Rate. The definition of “Advance Rate” is hereby amended and restated in its entirety to read as follows:

“Advance Rate” means:

(i) from the Closing Date through the Calculation Date in January 2014, 85%,

(ii) from the day after the Calculation Date in February 2014 through the Calculation Date in April 2014, 80%,

(iii) from the day after the Calculation Date in April 2014 through the Calculation Date in May 2014, 75%,

(iv) from the day after the Calculation Date in May 2014 through the Calculation Date in August 2014, 85%,

(v) from the day after the Calculation Date in August 2014 through the Calculation Date in April 2015, (A) 80% if the Consolidated Leverage is equal to or less than 6.5:1, (B) 75% if

Consolidated Leverage is greater than 6.5:1 but equal to or less than 7.0:1, or (C) 65% if the Consolidated Leverage is greater than 7.0:1 but equal to or less than 8.0:1, and

(vi) thereafter, (A) 75% if the Consolidated Leverage Ratio is equal to or less than 7.0:1, or (B) 65% if the Consolidated Leverage Ratio is greater than 7.0:1 but equal to or less than 8.0:1.

(b) The definition of “Tangible Net Worth” is hereby amended and restated in its entirety to read as follows:

“Tangible Net Worth” means all amounts included under “equity” on the consolidated balance sheet of the Company, determined in accordance with GAAP, less Intangible Assets, plus the Liquidity Event Intangible Asset.

(c) The following definitions of “Liquidity Event Intangible Asset” and “Patriot Acquisition” shall be added in their entirety to Schedule B in appropriate alphabetical order:

“Liquidity Event Intangible Asset” means the intangible asset, determined in accordance with GAAP, resulting from the Company’s agreement in connection with the Patriot Acquisition to make an “earn out” payment upon a sale or initial public offering of the Company.

“Patriot Acquisition” means the acquisition by the Company of assets of Mortgage Master, Inc. a Massachusetts-based retail mortgage lender, anticipated to close in January 2015.

2. Amendment Period Covenants. The Company covenants that, during the period from the Amendment Effective Date through and including the last day of the March 2015 Collection Period (the “Amendment Period”):

(a) Restricted Payments. The Company shall not make any Restricted Payments pursuant to Section 10.6.

(b) Minimum Tangible Net Worth. The Company shall not permit the Tangible Net Worth of the Company to be less than the greater of (i) the Minimum Tangible Net Worth and (ii) $143,000,000.

3. Full Force and Effect. Except as expressly amended or modified hereby, each term, provision, Annex, Exhibit and Schedule of the Credit Agreement is hereby ratified and confirmed and will and does remain in full force and effect.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

6. Descriptive Headings. Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

7. Authorization. By their execution of this Amendment, each of the undersigned hereby agrees that this Amendment serves as prior notice and written consent under the Financing Documents with respect to each of the actions contemplated by this Amendment and a waiver of any prior notice requirement with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

LOANDEPOT.COM, LLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:
Name:
Title:

MAGNETAR CONSTELLATION FUND II, LTD
MAGNETAR CONSTELLATION MASTER FUND, LTD
MAGNETAR XING HE MASTER FUND LTD
MAGNETAR SC FUND LTD each as a Lender

By: Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
Name:
Title:

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I, L.P.
BLUEMOUNTAIN KICKING HORSE FUND, L.P.
BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF
BLUEMOUNTAIN STRATEGIC MASTER FUND L.P. each as a Lender

By BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

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